UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☑
Filed by a party other than the registrant ☐

Check the appropriate box:

☑	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☑	No fee required.

	☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
☐	Fee paid previously with materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Aftershock Strategies Fund (Ticker: SHKIX, SHKNX)

a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

[_____ __,] 2014

Dear Shareholder:

I am writing to inform you of the upcoming special meeting (the “Meeting”) of the shareholders of the Aftershock Strategies Fund (the “Fund”), a series of Northern Lights Fund Trust II (the “Trust”).

The Meeting is scheduled to be held at [10:00 a.m.,] Eastern Time on [September 16,] 2014, at the offices of Gemini Fund Services, LLC, the Trust’s administrator, at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.  Please take the time to carefully read the enclosed Proxy Statement and cast your vote by following the instructions on the enclosed proxy ballot.

As described in the attached Notice and Proxy Statement, Absolute Investment Management LLC (the “Adviser”) serves as the investment adviser to the Fund and is responsible for the day-to-day management of the Fund’s assets.  Michael Lebowitz currently owns 49.5% of the Adviser.  In a series of transactions, beginning on or about [July     ], 2014, Mr. Lebowitz intends to sell 100% of his shares to Aftershock Advisors (the “Transactions”).  The Transactions, which are expected to be completed on [September 16], 2014, will result in an assignment and termination of the existing advisory agreement, dated May 3, 2012, between the Trust, on behalf of the Fund, and the Adviser (the “Existing Advisory Agreement”).  In anticipation of the Transaction and these related events, the Board of Trustees of the Trust approved a new advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “New Advisory Agreement”) and an interim advisory agreement (the “Interim Agreement”) at a meeting of the Board held on April 24-25, 2014. The Interim Advisory Agreement, which would allow the Adviser to continue to serve as the adviser to the Fund upon the termination of the Existing Advisory Agreement if the New Advisory Agreement has not yet been approved by shareholders. The Interim Agreement is effective for 150 days from the date of termination of the Existing Advisory Agreement, or until the New Advisory Agreement is approved by shareholders, if sooner.  Approval of the New Advisory Agreement will not raise the fees paid by the Fund or the Fund’s shareholders.  The New Advisory Agreement is similar in all material respects to the Existing Advisory Agreement and the Interim Agreement, except for date of execution, effectiveness and term.  The effective date of the New Advisory Agreement will be the date shareholders approve the New Advisory Agreement anticipated to be [September 16,] 2014.

We think that this proposal is in the best interest of the shareholders of the Fund. The Trust’s Board of Trustees has unanimously recommended that shareholders of the Fund vote “FOR” the proposal.

Should you have any questions, please feel free to call us at [1-855-294-7538]. We will be happy to answer any questions you may have. For voting instructions, including a toll-free number and website for voting, please refer to the enclosed proxy ballot.

Your vote is important regardless of the number of shares you own. To assure your representation at the Meeting, please follow the instructions on the enclosed proxy ballot whether or not you expect to be present at the Meeting. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

Sincerely,

Kevin E. Wolf

President

Northern Lights Fund Trust II

Aftershock Strategies Fund (Ticker: SHKIX, SHKNX)

a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [September 16,] 2014

Dear Shareholders:

The Board of Trustees of Northern Lights Fund Trust II (the “Trust”), an open-end registered management investment company organized as a Delaware statutory trust, has called a special meeting (the “Meeting”) of the shareholders of the Aftershock Strategies Fund (the “Fund”), a series of the Trust, to be held at the offices of Gemini Fund Services LLC, the Trust’s administrator,  at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on Wednesday, [September 16,] 2014 at 10:00 a.m., Eastern Time, for the purpose of considering and approving the following proposals:

1.

To approve a new investment advisory agreement by and between the Trust and Absolute Investment Management LLC (the “New Advisory Agreement”), the investment adviser to the Fund.  No fee increase is proposed; and

2.

To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on [July 1,] 2014 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [September 16,] 2014.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed New Advisory Agreement) and Proxy Voting Ballot are available at [_____________________].

By Order of the Board of Trustees

James P. Ash, Esq., Secretary

Northern Lights Fund Trust II

[_____ __,] 2014

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY BALLOT WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Aftershock Strategies Fund (Ticker: SHKIX, SHKNX)

a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Northern Lights Fund Trust II (the “Trust”), an open-end management investment company registered with the U.S. Securities and Exchange Commission (the “SEC”) with its principal office located at 17605 Wright Street, Omaha, NE 68130. The proxies are to be used at a special meeting (the “Meeting”) of the shareholders of the Aftershock Strategies Fund, a series of the Trust (the “Fund”), at the offices of Gemini Fund Services LLC, the Trust’s administrator, at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 on [Tuesday], [September 16,] 2014 at 10:00 a.m., Eastern Time, and any adjournment of the Meeting.  The primary purpose of the Meeting is for shareholders of the Fund to consider and approve the following proposals:

1.

To approve a new investment advisory agreement by and between the Trust and Absolute Investment Management LLC (the “New Advisory Agreement”), the investment adviser to the Fund.  No fee increase is proposed; and

2.

To transact such other business as may properly come before the Meeting or any adjournments thereof.

The date of the first mailing of this Proxy Statement will be on or about [July 15,] 2014.  Only shareholders of record at the close of business on [July 1,] 2014 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be Held on [September 16,] 2014:

This proxy statement is available at [_______________], or by contacting the Fund at [1-855-294-7538].  To obtain directions to attend the Meeting, please call the Fund at [1-855-294-7538].  For a free copy of the Fund’s latest annual and/or semi-annual report, call (toll-free) at [1-855-294-7538] or write to:

Aftershock Strategies Fund

c/o Gemini Fund Services, LLC

17605 Wright Street, Suite 2

Omaha, NE 68130

SUMMARY OF THE PROPOSAL

APPROVAL OF A NEW ADVISORY AGREEMENT BY AND BETWEEN THE TRUST AND ABSOLUTE INVESTMENT MANAGEMENT LLC

Background

The primary purpose of this proposal is to approve Absolute Investment Management LLC (the “Adviser”) to continue serve as the investment adviser to the Aftershock Strategies Fund (the “Fund”), a series of Northern Lights Fund Trust II (the “Trust”).  To do so, the Trustees are requesting that shareholders approve a new advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “New Advisory Agreement”).  Approval of the New Advisory Agreement will not raise the fees paid by the Fund or the Fund’s shareholders.  The New Advisory Agreement is similar in all material respects to the Fund’s current investment advisory agreement with the Adviser, except for date of execution, effectiveness and term.  The effective date of the New Advisory Agreement will be [September 16,] 2014 or such other date that the Fund’s shareholders approve the New Advisory Agreement.

Michael Lebowitz currently owns 49.5% of the Adviser.  In a series of transactions, beginning on or about [June 20], 2014, Mr. Lebowitz intends to sell 100% of his shares to the Adviser (the “Transactions”).  The current ownership structure of the Adviser is as follows:  Mr. Lebowitz owns 49.5%, Daniel Cohen owns 49.5% and Aftershock Advisors LLC (“Aftershock”) owns 1%.  Aftershock is owned 50% by David Wiedemer and 50% by Robert Wiedemer.  The first transaction will take place on or about [June 20], 2014, where Mr. Lebowitz will sell 20% of his shares to Aftershock.  The second transaction is expected to occur on or about [September 16], 2014, where Mr. Lebowitz will sell his remaining 29.5% shares to Aftershock.  Immediately after Mr. Lebowitz sells his remaining shares to the Adviser, the number of outstanding shares in the Adviser will be increased from 100 to 200 and would be distributed as follows:  Mr. Cohen will own 35% of the Adviser and Aftershock will own 65%.  The second phase of the Transaction is expected to close on or about September 16, 2014 and will result in an assignment and termination of the existing advisory agreement, dated May 3, 2012, between the Trust, on behalf of the Fund, and the Adviser (the “Existing Advisory Agreement”).  The Existing Advisory Agreement was last approved by the sole shareholder of the Fund on [________, 2012].  In anticipation of the Transactions and these related events, and in order to provide for the uninterrupted management of the Fund, the Board of Trustees of the Trust, at their meeting on April 24-25, 2014, (i) (ii) approved the New Advisory Agreement with the Adviser, subject to shareholder approval, (ii) approved a new interim investment advisory agreement to take effect upon the termination of the Existing Advisory Agreement if the New Advisory Agreement has not yet been approved by shareholders (the “Interim Agreement”) by and between the Trust, on behalf of the Fund, and the Adviser, and (iii) voted to recommend that shareholders approve the New Advisory Agreement for the Fund.

Because the Investment Company Act of 1940, as amended (the “1940 Act”), requires that investment advisory agreements be approved by a vote of a majority of the outstanding shares of a fund, shareholders are being asked to approve the proposed New Advisory Agreement.

Please see the section below entitled “Evaluation by the Board of Trustees” for a detailed discussion of the material factors and the conclusions with respect thereto that form the basis for the recommendation of the Board that the shareholders approve the New Advisory Agreement.

Information Concerning the Adviser

The Adviser is a limited liability company organized under the laws of the State of Maryland and located at 7315 Wisconsin Avenue, Suite 750 West Tower, Bethesda, MD 20814.  As described above, the Adviser’s current ownership structure is as follows: Mr. Lebowitz owns 49.5%, Mr. Cohen owns 49.5% and Aftershock owns 1%. After consummation of the Transactions, Mr. Cohen will own 35% of the Adviser and Aftershock will own 65%.  Aside from the change in majority ownership, there is no change to the operations or management of the Adviser.  The Fund’s management would not change nor would any of the Adviser’s personnel change.

The Adviser is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (“Advisers Act”) since June 2, 2010.  As of December 31, 2013, the Adviser had had a total of approximately $228 million in assets under management. All of these assets were managed on a discretionary basis.

The names and titles and principal occupations of the principal executive officers of the Adviser are set forth below.  The address of each such person is 7315 Wisconsin Avenue, Suite 750 West Tower, Bethesda, MD 20814.

Name	Title

Robert Wiedemer	Managing Director
Daniel Cohen	Managing Director and Chief Compliance Officer
Dr. David Wiedemer	Managing Member and Chief Economist
Michael Lebowitz	Managing Director

Robert Wiedemer

Managing Director

Robert Wiedemer co-wrote America’s Bubble Economy, published by John Wiley in 2006, and Aftershock, published by John Wiley in 2009. Mr. Wiedemer’s fourth book, The Aftershock Investor, was released in September 2012. Robert Wiedemer speaks to groups of investors, financial analysts and economists including the New York Hedge Fund Roundtable, SIFMA, CFA Societies, the World Bank, the Army’s Training and Doctrine Command, and the National Press Club. He is a frequent commentator on TV, including CNBC and Fox Business News. Mr. Wiedemer holds an MS-Marketing from the University of Wisconsin - Madison.

Daniel Cohen

Managing Director and Chief Compliance Officer

Daniel has been a money manager since 1997, with both small and large money management firms. Prior to joining Absolute Investment Management, he was a Director at Chevy Chase Trust, which had almost $3 billion of assets under management. Daniel graduated in 1985 from the University of Michigan with a Bachelor’s Degree. In 1989, he graduated from the State University of New York at Buffalo with a Juris Doctor and a Masters of Business Administration

David Wiedemer, Ph.D.

Managing Member and Chief Economist

Dr. David Wiedemer was the co-author of America’s Bubble Economy, published in 2006. Mr. Wiedemer also co-wrote Aftershock, and  Aftershock Investor.  As Absolute’s Chief Economist he provides the macroeconomic viewpoint that drives the firm’s macroeconomic investment decisions. Mr. Wiedemer holds a Ph.D. in Economics from the University of Wisconsin – Madison and a BA from the University of Pennsylvania.

Michael P. Lebowitz

Managing Director

Michael Lebowitz, CFA, brings more than 20 years of transactional and risk management experience to Absolute. Mr. Lebowitz’s previous experiences include the management of a $100 billion-plus investment portfolio, annual issuance of over $1.5 trillion of Agency debt securities, and the structuring and trading of mortgage-backed securities. He graduated in 1990 from Miami University with a Bachelor’s Degree in Finance.  He earned designation as a Certified Financial Analyst in 2000.

The Investment Advisory Agreement

A copy of the proposed New Advisory Agreement is attached as Appendix A.  The following description is only a summary of the material terms of the New Investment Advisory Agreement.  You should refer to Appendix A for the New Advisory Agreement, as the description set forth in this Proxy Statement is qualified in its entirety by reference to Appendix A.

Under the terms of the Existing Advisory Agreement, the Adviser was entitled to receive an annual fee from the Fund equal to 1.00% of the Fund’s average daily net assets.  For such compensation, the Adviser, at its expense, continuously furnished an investment program for the Fund, made investment decisions on behalf of the Fund, and placed all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objective, policies, and restrictions and such policies as the Trustees may determine.

Under the Existing Advisory Agreement, the aggregate fee paid to the Adviser for the Fund’s most recent fiscal year was $[_______], the expense reimbursement was $[____] and the net advisory fee was [$______].

Subject to shareholder approval, the Trust will enter into the New Advisory Agreement with the Adviser.  The terms and conditions of the New Advisory Agreement, including the advisory fee, are identical in all material respects to those of the Existing Advisory Agreement, except that the date of its execution, effectiveness, and termination are changed.

Both the Existing Advisory Agreement and the New Advisory Agreement provide that the adviser, under the supervision of the Board, agrees (directly or through a sub-adviser) to invest the assets of the Fund in accordance with applicable law and the investment objective, policies and restrictions set forth in the Fund’s current Prospectus and Statement of Additional Information, and subject to such further limitations as the Trust may from time to time impose by written notice to the adviser. The adviser shall act as the investment adviser to the Fund and, as such shall (directly or through a sub-adviser) (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities here under, (ii) formulate a continuing program for the investment of the assets of the Fund in a manner consistent with its investment objective, policies and restrictions, and (iii) determine from time to time securities to be purchased, sold or retained by the Fund, and implement those decisions, including the selection of entities with or through which such purchases or sales are to be effected; provided, that the adviser (directly or through a sub-adviser) will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best price and execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers who provide the adviser with research, analysis, advice and similar services and pay such brokers in return a higher commission or spread than may be charged by other brokers. The adviser also provides the Fund with all necessary office facilities and personnel for servicing the Fund’s investments, compensates all officers, Trustees and employees of the Trust who are officers, directors or employees of the adviser, and all personnel of the Fund or the adviser performing services relating to research, statistical and investment activities.

Additionally, both the Existing Advisory Agreement and the New Advisory Agreement provide that the adviser, directly provides, subject to the supervision of the Board of Trustees, the management and administrative services necessary for the operation of the Fund. These services include providing facilities for maintaining the Fund’s organization; supervising relations with custodians, transfer and pricing agents, accountants, underwriters and other persons dealing with the Fund; preparing all general shareholder communications and conducting shareholder relations; maintaining the Fund’s records and the registration of the Fund’s shares under federal securities laws and making necessary filings under state securities laws; developing management and shareholder services for the Fund; and furnishing reports, evaluations and analyses on a variety of subjects to the Trustees.

The New Advisory Agreement will become effective upon approval by the shareholders of the Fund.  The New Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund.  The New Advisory Agreement automatically terminates on assignment and is terminable upon notice by the Fund.  In addition, the New Advisory Agreement may be terminated on 60 days’ notice by the Adviser given to the Fund.

The New Advisory Agreement, like the Existing Advisory Agreement, provides that the Fund’s adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Pursuant to a separate operating expense limitation agreement (the “Old Expense Limitation Agreement”), the Adviser had contractually agreed to waive its fee and reimburse the Fund’s expenses so that total annual operating expenses for the Fund (excluding any front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary expenses such as litigation) do not exceed 1.20% and 1.45% of the Fund’s average net assets for Class I and Class N shares respectively, through March 31, 2015.  The Adviser has agreed to enter into an operating expense limitation agreement (the “New Expense Limitation Agreement”) identical in all material respects to the Old Expense Limitation Agreement except that the First Expense Cap would be extended by a year to March 31, 2016.  Under the New Expense Limitation Agreement, the Adviser is permitted to seek reimbursement from the Fund, subject to limitations, for fees it waived and Fund expenses it paid.  The Adviser is permitted to receive reimbursement of any excess expense payments paid by it pursuant to the operating expense limitation agreement in future years on a rolling three year basis, as long as the reimbursement does not cause the Fund’s annual operating expenses to exceed the expense cap.

If the New Advisory Agreement with the Adviser is not approved by shareholders, the Board will consider other options, including seeking shareholder approval of the New Advisory Agreement again, retaining a new investment adviser, which must also be approved by Fund shareholders, or the possible liquidation of the Fund.

Interim Agreement

Completion of the Transactions will result in the termination of the Existing Advisory Agreement.  It is expected that the Transactions will be completed following the approval of the New Advisory Agreement, but if the Transactions are completed prior to the approval of the New Advisory Agreement, the Adviser will manage the Fund pursuant to the Interim Advisory Agreement during the period following the completion of the Transactions until such time as the New Advisory Agreement is approved and executed. Subject to certain conditions, Rule 15a-4 allows the investment adviser of a registered mutual fund to act as such without a shareholder-approved investment management agreement on a temporary basis pending shareholder approval of the investment management agreement. Rule 15a-4 imposes the following conditions, all of which were met in the case of the Interim Agreement:

(1)

the compensation under the interim contract may be no greater than under the previous contract;

(2)

the Fund’s Board of Trustees, including a majority of the Independent Trustees, has voted in person to approve the interim contract before the previous contract is terminated;

(3)

the Fund’s Board of Trustees, including a majority of the Independent Trustees, determines that the scope and quality of services to be provided to the Fund under the interim contract will be at least equivalent to the scope and quality of services provided under the  previous contract;

(4)

the interim contract provides that the Fund’s Board of Trustees or a majority of the Fund’s outstanding voting securities may terminate the interim contract at any time, without the payment of any penalty, on not more than 10 calendar days’ written notice to the adviser;

(5)

the interim contract contains the same provisions as the previous contract with the exception of effective and termination dates, provisions required by Rule 15a−4 and other differences determined to be immaterial by the Fund’s Board;

(6)

the interim contract provides in accordance with the specific provisions of Rule 15a−4 for the establishment of an escrow account for fees received under the interim contract pending approval of a new contract by shareholders; and

(7)

the Board of Trustees satisfies certain fund governance standards under Rule 0−1(a)(7) of the 1940 Act.

Evaluation by the Board of Trustees

At a meeting of the Board on April 24-25, 2014, the Board, including the Independent Trustees, considered the approval of the New Advisory Agreement between the Trust, on behalf of the Fund, and the Adviser.

In advance of the April 24-25, 2014, meeting, the Board requested and received materials to assist them in considering the New Advisory Agreement.  The materials provided contained information with respect to the factors enumerated below, including the New Advisory Agreement, a memorandum prepared by the Trust’s outside legal counsel discussing in detail the Trustees’ fiduciary obligations and the factors they should assess in considering the approval of the New Advisory Agreement and comparative information relating to the advisory fee and other expenses of the Fund.  The materials also included due diligence materials relating to the Adviser (including due diligence questionnaires completed by the Adviser, the Adviser’s Forms ADV, select financial information of the Adviser, bibliographic information regarding the Adviser’s key management and investment advisory personnel, and comparative fee information relating to the Fund) and other pertinent information.  Based on their evaluation of the information provided by the Adviser, in conjunction with the Fund’s other service providers, the Board, by a unanimous vote (including a separate vote of the Independent Trustees), approved the New Advisory Agreement with respect to the Fund.  The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of fund management and met with such counsel separately from fund management.

In considering the approval of the New Advisory Agreement and reaching their conclusions, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors enumerated below.  In their deliberations, the Board members did not identify any particular information that was all-important or controlling, and each Trustee may have attributed different weights to the various factors. The following summarizes the Trustees’ review process and the information on which their conclusions were based:

Nature, Extent and Quality of Services.  As to the nature, extent, and quality of the services provided by the Adviser to the Fund, the Trustees first discussed the Transactions and their effect on the Adviser. The Board then reviewed materials provided by the Adviser related to the Transactions as well as the New Advisory Agreement with the Trust, including a description of the manner in which investment decisions will be made and executed, a review of the professional personnel that would perform services for the Fund, including the team of individuals that would be primarily responsible for monitoring and executing the investment process. The Board then discussed the extent of the Adviser’s research capabilities, the quality of its compliance infrastructure and the experience of its fund management personnel.  The Board considered the Adviser’s specific responsibilities in all aspects of the day-to-day management of the Fund.  The Board noted that, although Mr. Lebowitz would leave the Adviser as a result of the Transactions, none of the Adviser’s other personnel would change, and that the day-to-day operations of the Fund would remain unchanged.  Additionally, the Board received satisfactory responses from the representative of the Adviser with respect to a series of important questions, including whether the Adviser was involved in any lawsuits or pending regulatory actions; whether the management of other accounts would conflict with its management of the Fund; and whether the Adviser has procedures in place to adequately allocate trades among its respective clients.  The Board considered that, under the terms of the New Advisory Agreement, the Adviser, subject to the supervision of the Board, would continue to provide the Fund with investment advice and supervision and would continuously furnish an investment program for the Fund consistent with the investment objectives and policies of the Fund.  The Board reviewed the descriptions provided by the Adviser of its practices for monitoring compliance with the Fund’s investment limitations, noting that the Adviser’s CCO will periodically review the portfolio manager’s performance of their duties with respect to the Fund to ensure compliance under the Adviser’s compliance program.  The Board then reviewed the capitalization of the Adviser based on financial information and other materials provided by the Adviser and discussed such materials with the Adviser. The Board concluded that the Adviser was sufficiently well-capitalized, or had the ability to make additional contributions in order to meet its obligations to the Fund. The Board also concluded that, despite the departure of Mr. Lebowitz, the Adviser had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures necessary to perform its duties under the Advisory Agreement and that the nature, overall quality and extent of the management services to be provided by the Adviser were satisfactory.  The Board concluded that, overall, they were satisfied with the nature, extent, and quality of the services provided to the Fund under the Existing Advisory Agreement and did not expect them to change under the New Advisory Agreement.

Performance.  As to performance, the Board considered the Adviser’s past performance as well as other factors relating to the Adviser’s track record.  The Trustees reviewed the performance of the Adviser’s composite track records for its applicable strategies and concluded that the Adviser was expected to obtain an acceptable level of investment return to shareholders.

Fees and Expenses.  As to the fees and expenses paid by the Fund, the Board reviewed and discussed a comparison of the Fund’s management fee and overall expense ratio to a peer group of funds constructed by the Adviser with similar investment objectives and strategies and of similar size to the Fund and noted that the advisory fee is fairly average for its peer group.  The Board also considered any fall-out benefits likely to accrue to the Adviser or its affiliates from its relationship with the Fund.  The Board reviewed the contractual arrangements for the Fund, including a proposed operating expense limitation agreement pursuant to which the Adviser had agreed to waive or limit its management fee and/or reimburse expenses and to limit net annual operating expenses, exclusive of certain fees, so as not to exceed 1.20% and 1.45% of the Fund’s average net assets for Class I and Class N shares respectively, through March 31, 2016 and found such arrangements to be beneficial to shareholders.  The Board noted that the Adviser proposed to charge the Fund an advisory fee at an annual rate of 1.00% based on the average net assets the Fund which is the same fee as is in the Existing Advisory Agreement and in the Interim Agreement.  The Board concluded that, based on the Adviser’s experience and expertise, and the services to be provided by the Adviser to the Fund, the fees to be charged by the Adviser were reasonable.

Profitability.  The Board also considered the level of profits that could be expected to accrue to the Adviser with respect to the Fund based on break even and profitability reports and analyses reviewed by the Board and the selected financial information of the Adviser provided by the Adviser.  The Trustees concluded that based on the services provided and the projected growth of the Fund, the fees were reasonable and that anticipated profits from the Adviser’s relationship with the Fund were not excessive.

Economies of Scale. As to the extent to which the Fund will realize economies of scale as it grows, and whether the fee levels reflect these economies of scale for the benefit of investors, the Trustees discussed the current size of the Fund, the Adviser’s expectations for growth of the Fund and concluded that any material economies of scale would not be achieved in the near term.

Conclusion.  Having requested and received such information from the Adviser as the Board believed to be reasonably necessary to evaluate the terms of the New Advisory Agreement, and as assisted by the advice of independent counsel, the Board, including a majority of the Independent Trustees, determined that (a) the terms of the New Advisory Agreement are reasonable; (b) the investment advisory fee is reasonable; and (c) the New Advisory Agreement is in the best interests of the Fund and its shareholders.

Accordingly, the Board, by separate vote of the Independent Trustees and the entire Board of Trustees, unanimously approved the New Advisory Agreement and voted to recommend it to shareholders for approval.

Accordingly, the Board, including the Independent Trustees, unanimously recommends that shareholders of the Fund vote “FOR” approval of the New Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a non-diversified series of the Northern Lights Fund Trust II, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust.  The Trust’s principal executive offices are located at 17605 Wright Street, Suite 2, Omaha, NE 68130.  The Board supervises the business activities of the Fund.  Like other mutual funds, the Fund retains various organizations to perform specialized services.  The Adviser currently serves as the Fund’s investment adviser.

Northern Lights Distributors, LLC, located at 17605 Wright Street, Omaha, NE 68130, serves as principal underwriter and distributor of the Fund.  Gemini Fund Services, LLC, provides the Fund with transfer agent, accounting and administrative services.

The most recent annual report of the Fund, including audited financial statements for the fiscal year ended November 30, 2013, has been mailed previously to shareholders.  The most recent semi-annual report of the Fund for the period ended [_________], 2014, has been mailed previously to shareholders.  If you have not received these reports or would like to receive additional copies of the Annual Report or Semi-Annual Report to Shareholders, Prospectus and/or SAI, free of charge, please contact the Fund at the address set forth on the first page of this Proxy Statement or by calling (toll-free) [1-___-___-____] and they will be sent to you by first class mail.

THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting.  A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the meeting as specified.  If no specification is made, the shares represented by a duly executed proxy will be voted: for approval of the New Advisory Agreement; and at the discretion of the holders of the proxy, on any other matter that may come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement.  You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING INFORMATION

As of the Record Date, there were [__________] shares of beneficial interest of the Fund issued and outstanding.  There were [__________] of Class N shares outstanding and [__________] of Class I shares outstanding.

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on the Proposal.  Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the proposed New Advisory Agreement.  As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of a fund means the vote of (1) 67% or more of the voting shares of the fund present at the meeting, if the holders of more than 50% of the outstanding shares of the fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the fund, whichever is less.

Thirty-three and one-third percent (33-1/3%) of the shares of the Fund present in person or represented by proxy and entitled to vote shall constitute a quorum at the Meeting.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the Meeting, but they are not affirmative votes for any proposal.  As a result, with respect to approval of the proposed New Advisory Agreement, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Trust, except as listed below, there were no Trustees or officers of the Trust or other shareholders who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As of the Record Date, the Trust knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns more than 5% of the outstanding shares of the Fund.

The record owners of more than 5% of the outstanding shares of the Fund are listed in the following table.

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act.  Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.  [As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.  As a result, the Trustees and officers as a group are not deemed to control the Fund.]

SHAREHOLDER PROPOSALS

The Trust is generally not required to hold annual meetings of shareholders, and the Trust generally does not hold a meeting of shareholders in any year, unless certain specified shareholder actions, such as the election of trustees or the approval of a new advisory agreement, are required to be taken under state law or the 1940 Act.

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting.  Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting.  Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made.  The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion.  You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting.  Any shareholder proposal should be sent to James P. Ash, Esq., Secretary, Northern Lights Fund Trust II, c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

COST OF SOLICITATION

The Board is making this solicitation of proxies.  The Trust has engaged [AST Fund Solutions, LLC (“AST”)], a proxy solicitation firm, to assist in the solicitation.  The estimated fees anticipated to be paid to AST are approximately between [$______ to $_____].  The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by the Fund.  In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and the Adviser will reimburse them for their expenses in so doing.  Certain officers, employees and agents of the Trust and the Adviser may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above.  If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise.  Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you.  You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future.  For such requests, call the Trust at (631) 470-2600, or write the Trust at 17605 Wright Street, Suite 2, Omaha, NE 68130.

EXHIBITS:

Exhibit A – New Advisory Agreement